Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUTANTS


As independent public accountants, we hereby consent to the inclusion in this Current Report on Form 8-K/A of our report dated January 21, 1998 covering the financial statements of Inverness Corporation and Inverness (UK) Limited (collectively, Inverness) and the incorporation by reference of this report in the previously filed Registration Statement on Form S-8 No. 333-43599, filed December 31, 1997. It should be noted that we have not audited any financial statements of Inverness subsequent to November 30, 1997 or performed any audit procedures subsequent to the date of our report.


                                                    ARTHUR ANDERSEN LLP


Phoenix, Arizona,
  December 19, 1998.